Distribution Solutions Group Announces
2025 Second Quarter Results
Strong 14.3% Revenue Growth Drives Improved Operating Income, Cash Flows and Sequential Margins

FORT WORTH, TEXAS, July 31, 2025 - Distribution Solutions Group, Inc. (NASDAQ:DSGR) ("DSG" or the "Company"), a premier specialty distribution company, today announced consolidated results for the second quarter ended June 30, 2025. This press release is supplemented by an earnings presentation at https://investor.distributionsolutionsgroup.com/news/events.

The following represents a summary of certain operating results (unaudited). See the reconciliations of GAAP to non-GAAP measures in Tables 2, 3 and 4.

	Three Months Ended
	June 30,			March 31,
(Dollars in thousands)	2025	2024	% Change	2025	% Change
Revenue	$502,437	$439,536	14.3%	$478,029	5.1%

Operating income	$26,826	$14,158	89.5%	$20,097	33.5%
Non-GAAP adjusted operating income	$39,873	$38,852	2.6%	$34,392	15.9%

Non-GAAP adjusted EBITDA	$48,561	$45,181	7.5%	$42,786	13.5%

Operating income (loss) as a percent of revenue	5.3%	3.2%	210bps	4.2%	110bps
Adjusted EBITDA as a percent of revenue	9.7%	10.3%	-60bps	9.0%	70bps
N/M - Not meaningful

Bryan King, CEO and Chairman, said, "We are pleased to deliver strong top and bottom-line results and cash flows for the quarter. Sales increased 14.3% to $502.4 million for the quarter, driven by acquisitions and a 3.3% average daily organic sales growth versus last year. Sequentially, seasonal daily sales grew by 2.4% over the first quarter. Adjusted EBITDA rose to $48.6 million, or 9.7% of sales, and grew year-over-year and sequentially by 7.5% and 13.5%, respectively. Compared to the same quarter last year, Adjusted EBITDA margins declined slightly pressured by approximately 60bps from our Source Atlantic acquisition. However, we saw a lift in margin sequentially as we vigorously work on improving margins in Canada.

"In the second quarter, each of our operational teams delivered sequential expansion of adjusted margins driven partially by an expected seasonality benefit, but also evidencing progress on the execution of initiatives across our DSG platform. Sequentially, Lawson’s net margins in the quarter expanded from 11.9% to 12.6%, Gexpro Services expanded from 12.6% to 13.4%, TestEquity expanded from 6.8% to 6.9% and Canada Branch Division expanded from 5.2% to 6.5%. Initiatives to improve margins in each of our five 2024 acquisitions are still in the early stages, and we remain confident in our plan to enhance margins further and achieve higher returns. During the quarter, the teams also improved working capital management, enabling us to generate $33.3 million from cash flows from operations while ending the quarter with no outstanding revolver debt. We are well positioned with liquidity and flexibility as we evaluate our acquisition pipeline.

"DSG’s core strengths include strong vendor relationships and robust source capabilities, which have become increasingly important amid ongoing trade policy changes. These shifts have driven greater customer engagement as DSG teams help guide customers through sourcing options and product alternatives to add value. We remain cautiously optimistic about the remainder of 2025 given this uncertainty. In the first half of 2025, our stock buyback program was active, and we repurchased $20.0 million of DSGR stock, with $8.8 million of the repurchases occurring in the second quarter. I am confident that we will continue to build strong businesses through a combination of organic growth and the acquisition of strategic bolt-on businesses. We are fully aligned with shareholders and expect that by generating significant free cash flow and building structurally higher margin businesses, that our shareholders will be rewarded with an expanded valuation," concluded Mr. King.

2025 Second Quarter Summary(1)

•Revenue increased $62.9 million, or 14.3%, to $502.4 million, driven by $48.8 million of incremental revenue from five acquisitions closed in 2024. Organic sales grew 3.3% over a year ago and 5.1% sequentially over the first quarter of 2025.
•Operating income was $26.8 million, net of $11.7 million of non-cash acquired intangible amortization and $1.4 million of non-recurring severance and acquisition-related retention costs, stock-based compensation, acquisition-related costs and other non-recurring items. This compares to an operating income of $14.2 million in the prior year quarter, net of similar items as 2024. Adjusted operating income, excluding these non-cash and non-recurring items, was $39.9 million in the current quarter compared to $38.9 million in the year-ago quarter and $34.4 million in the first quarter of 2025.
•Diluted net income per share was $0.11 for the quarter compared to diluted net income per share of $0.04 in the year-ago quarter.
•Adjusted EBITDA grew $3.4 million to $48.6 million, or 9.7% of sales, compared to $45.2 million, or 10.3% of sales in the prior year quarter. Inclusion of the 2024 Source Atlantic acquisition compressed Adjusted EBITDA as a percentage of sales by approximately 60bps over the year ago quarter. Sequentially, Adjusted EBITDA increased by $5.8 million from the first quarter of 2025 and increased as a percentage of sales by 70bps.
•Cash flow from operations was $33.3 million for the quarter. Uses of cash for the quarter included net capital expenditures of $5.5 million and share repurchases of $8.8 million.
•The Company ended the quarter with total liquidity of $314.4 million, consisting of $61.8 million of cash (restricted and unrestricted) and $252.7 million available under its credit facility with net debt leverage of 3.5x.
(1) See reconciliation of GAAP to non-GAAP measures in tables 2, 3 and 4.

Conference Call

Distribution Solutions Group, Inc. will conduct a conference call with investors to discuss 2025 second quarter results at 9:00 a.m. Eastern Time on July 31, 2025. The conference call is available by direct dial at 1-888-506-0062 in the U.S. or 1-973-528-0011 from outside of the U.S. The participant access code is 661521. A replay of the conference call will be available by telephone approximately two hours after completion of the call through August 14, 2025. Callers can access the replay by dialing 1-877-481-4010 in the U.S. or 1-919-882-2331 outside the U.S. The passcode for the replay is 52605. A streaming audio of the call and an archived replay will also be available on the investor relations page of Distribution Solutions Group's website. Presentations may be supplemented by a series of slides appearing on the company's investor relations home page at https://investor.distributionsolutionsgroup.com/news/events.

About Distribution Solutions Group, Inc.

Distribution Solutions Group ("DSG") is a premier multi-platform specialty distribution company providing high touch, value-added distribution solutions to the maintenance, repair & operations (MRO), the original equipment manufacturer (OEM) and the industrial technologies markets. DSG was formed through the strategic combination of Lawson Products, a leader in MRO distribution of C-parts, Gexpro Services, a leading global supply chain services provider to manufacturing customers, and TestEquity, a leader in electronic test & measurement solutions.

Through its collective businesses, DSG is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support and fast, reliable delivery to be a one-stop solution provider. DSG serves approximately 200,000 customers in several diverse end markets supported by approximately 4,400 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

For more information on Distribution Solutions Group, please visit www.distributionsolutionsgroup.com.

This release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the “safe-harbor” provisions under the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. The Terms "aim," "anticipate," "believe," "contemplates," "continues," "could," "ensure," "estimate," "expect," "forecasts," "if," "intend," "likely," "may," "might," "objective," "outlook," "plan," "positioned," "potential," "predict," "probable," "project," "shall," "should," "strategy," "will," "would," and variations of them and other words and terms of similar meaning and expression (and the negatives of such words and terms) are intended to identify forward-looking statements.

Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. DSG can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and DSG cautions readers not to place undue reliance on such statements. DSG undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise. Each forward-looking statement speaks only as of the date on which such statement is made, and DSG undertakes no obligation to update any such statement to reflect events or circumstances arising after such date. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Factors that could cause or contribute to such differences or that might otherwise impact DSG’s business, financial condition and results of operations include the risks that DSG may encounter difficulties integrating the business of DSG with the business of other companies that DSG has combined with or may otherwise combine with and that certain assumptions with respect to such business or transactions could prove to be inaccurate. Certain risks associated with DSG’s business are also discussed from time to time in the reports DSG files with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K or other reports the Company may file from time to time with the Securities and Exchange Commission, which should be reviewed carefully.

-TABLES FOLLOW-

Distribution Solutions Group, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$47,430	$66,479
Restricted cash	14,333	15,247
Accounts receivable, less allowances	283,467	250,717
Inventories	350,303	348,226
Prepaid expenses and other current assets	45,373	31,505
Total current assets	740,906	712,174
Property, plant and equipment, net	127,095	125,524
Rental equipment, net	36,819	39,376
Goodwill	468,573	462,789
Deferred tax asset, net	159	136
Intangible assets, net	249,562	269,763
Cash value of life insurance	20,592	19,916
Right of use operating lease assets	103,268	91,962
Other assets	5,009	5,615
Total assets	$1,751,983	$1,727,255
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$143,262	$125,575
Current portion of long-term debt	41,378	40,476
Current portion of lease liabilities	19,131	18,951
Accrued expenses and other current liabilities	82,529	81,259
Total current liabilities	286,300	266,261
Long-term debt, less current portion, net	674,994	693,903
Lease liabilities	91,704	77,758
Deferred tax liability, net	24,081	22,265
Other liabilities	25,529	26,525
Total liabilities	1,102,608	1,086,712
Stockholders' equity:
Preferred stock, $1 par value:
Authorized - 500,000 shares, issued and outstanding — None	—	—
Common stock, $1 par value:
Authorized - 70,000,000 shares Issued - 47,811,425 and 47,738,290 shares, respectively Outstanding - 46,275,093 and 46,856,757 shares, respectively	46,275	46,856
Capital in excess of par value	681,808	677,473
Retained deficit	(33,775)	(42,039)
Treasury stock – 1,536,332 and 881,533 shares, respectively	(39,932)	(19,631)
Accumulated other comprehensive income (loss)	(5,001)	(22,116)
Total stockholders' equity	649,375	640,543
Total liabilities and stockholders' equity	$1,751,983	$1,727,255

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Revenue	$502,437	$439,536	$980,466	$855,622
Cost of goods sold	332,353	288,009	646,402	560,686
Gross profit	170,084	151,527	334,064	294,936

Selling, general and administrative expenses	143,258	137,369	287,141	277,995

Operating income (loss)	26,826	14,158	46,923	16,941

Interest expense	(14,238)	(12,793)	(28,453)	(24,620)
Change in fair value of earnout liabilities	—	(8)	(1,000)	(3)
Other income (expense), net	(726)	359	(94)	97

Income (loss) before income taxes	11,862	1,716	17,376	(7,585)
Income tax expense (benefit)	6,859	(180)	9,112	(4,257)

Net income (loss)	$5,003	$1,896	$8,264	$(3,328)

Basic income (loss) per share of common stock	$0.11	$0.04	$0.18	$(0.07)

Diluted income (loss) per share of common stock	$0.11	$0.04	$0.17	$(0.07)

Basic weighted average shares outstanding	46,381,194	46,818,932	46,490,702	46,798,055

Diluted weighted average shares outstanding	46,562,690	47,623,712	47,295,547	46,798,055

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2025	2024
Operating activities
Net income (loss)	$8,264	$(3,328)
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	40,317	35,587
Amortization of debt issuance costs	1,752	1,320
Stock-based compensation	2,224	1,891
Deferred income taxes	1,793	(1,541)
Change in fair value of earnout liabilities	1,000	3
(Gain) loss on sale of rental equipment	(2,129)	(900)
(Gain) loss on sale of property, plant and equipment	(543)	(5)
Charge for step-up of acquired inventory	—	634
Net realizable value adjustment and write-offs for obsolete and excess inventory	4,907	3,110
Bad debt expense	2,119	106
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(31,048)	(18,331)
Inventories	(1,470)	(1,636)
Prepaid expenses and other current assets	(16,364)	(15,345)
Accounts payable	15,552	9,771
Accrued expenses and other current liabilities	1,216	15,636
Other changes in operating assets and liabilities	946	1,037
Net cash provided by (used in) operating activities	28,536	28,009
Investing activities
Purchases of property, plant and equipment	(10,289)	(5,829)
Proceeds from sale of property, plant and equipment	990	—
Business acquisitions, net of cash acquired	(1,426)	(95,437)
Purchases of rental equipment	(7,177)	(3,214)
Proceeds from sale of rental equipment	5,913	2,110
Net cash provided by (used in) investing activities	(11,989)	(102,370)
Financing activities
Proceeds from revolving lines of credit	196,652	84,139
Payments on revolving lines of credit	(195,865)	(40,285)
Payments on term loans	(20,125)	(8,188)
Repurchase of common stock	(20,256)	(1,683)
Shares repurchased held in treasury	(45)	(538)
Stock option exercises	877	—
Payment of financing lease principal	(296)	(237)
Net cash provided by (used in) financing activities	(39,058)	33,208
Effect of exchange rate changes on cash and cash equivalents	2,548	(1,562)
Increase (decrease) in cash, cash equivalents and restricted cash	(19,963)	(42,715)
Cash, cash equivalents and restricted cash at beginning of period	81,726	99,626
Cash, cash equivalents and restricted cash at end of period	$61,763	$56,911
Cash and cash equivalents	$47,430	$46,786
Restricted cash	14,333	10,125
Total cash, cash equivalents and restricted cash	$61,763	$56,911

Distribution Solutions Group, Inc.
Segment Reporting

Change in Reportable Segments: In the third quarter of 2024, as a result of the Source Atlantic Limited ("Source Atlantic") acquisition, we realigned our reportable segments by adding a new segment with a focus on the Canadian MRO market. The new Canada Branch Division segment includes the results of Source Atlantic and Bolt Supply House ("Bolt"). The results of Bolt had previously been included in our All Other non-reportable segment prior to Q3 2024. The results of the Lawson, TestEquity and Gexpro Services reportable segments did not change. The segment realignment had no impact on our financial condition or results of operations. Prior period segment results have been recast to reflect our new reportable segments.

Distribution Solutions Group, Inc.
Table 1 - Selected Segment Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 30,
	2025	2024
Revenue:
Lawson Products	$124,313	$121,118
Canada Branch Division	55,852	14,471
Gexpro Services	127,807	107,134
TestEquity	195,046	197,481
Intersegment revenue elimination	(581)	(668)
Total	$502,437	$439,536

Operating income (loss):
Lawson Products	$7,975	$6,129
Canada Branch Division	1,751	1,463
Gexpro Services	13,902	8,091
TestEquity	4,813	703
All Other	(1,615)	(2,228)
Total	$26,826	$14,158

DISTRIBUTION SOLUTIONS GROUP, INC.
SEC REGULATION G GAAP RECONCILIATIONS
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company's management believes that certain non-GAAP financial measures may provide users of this financial information with additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflections of underlying trends of the business because they provide a comparison of historical information that excludes certain non-operational or non-cash items that impact the overall comparability. See Tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended June 30, 2025 and 2024 and the three months ended March 31, 2025. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

Distribution Solutions Group, Inc.
Table 2 - Reconciliation of GAAP Net Income (Loss) and GAAP Operating Income (Loss) to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 30,		March 31,
	2025	2024	2025
Net income (loss)	$5,003	$1,896	$3,261
Income tax expense (benefit)	6,859	(180)	2,253
Other income (expense), net	726	(359)	(632)
Change in fair value of earnout liabilities	—	8	1,000
Interest expense	14,238	12,793	14,215
Operating income (loss)	26,826	14,158	20,097
Depreciation and amortization	20,338	18,535	19,979
Stock-based compensation(1)	1,250	(307)	974
Severance and acquisition related retention expenses(2)	355	8,313	1,628
Acquisition related costs(3)	(208)	3,598	108
Inventory step-up(4)	—	634	—
Other non-recurring(5)	—	250	—
Non-GAAP adjusted EBITDA	$48,561	$45,181	$42,786

Operating income (loss) as a percent of revenue	5.3%	3.2%	4.2%

Adjusted EBITDA as a percent of revenue	9.7%	10.3%	9.0%
(1)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price.
(2)Includes severance expense for actions taken not related to a formal restructuring plan and acquisition related retention expenses.
(3)Transaction and integration costs related to acquisitions.
(4)Inventory fair value step-up adjustment for acquisition accounting related to acquisitions completed.
(5)Other non-recurring costs consist of certain non-recurring strategic projects and other non-recurring items.

Distribution Solutions Group, Inc.
Table 3 - Reconciliation of GAAP Net Income (Loss) and GAAP Diluted EPS to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted EPS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30, 2025		June 30, 2024		March 31, 2025
	Amount	Diluted EPS(2)	Amount	Diluted EPS(2)	Amount	Diluted EPS(2)
Net income (loss)	$5,003	$0.11	$1,896	$0.04	$3,261	$0.07

Pretax adjustments:
Stock-based compensation	1,250	0.03	(307)	(0.01)	974	0.02
Acquisition related costs	(208)	—	3,598	0.08	108	—
Amortization of intangible assets	11,650	0.25	12,206	0.26	11,585	0.24
Severance and acquisition related retention expenses	355	0.01	8,313	0.17	1,628	0.03
Change in fair value of earnout liabilities	—	—	8	—	1,000	0.02
Inventory step-up	—	—	634	0.01	—	—
Other non-recurring	—	—	250	0.01	—	—
Total pretax adjustments	13,047	0.29	24,702	0.52	15,295	0.31
Tax effect on adjustments(1)/(3)	(3,135)	(0.08)	(7,238)	(0.15)	(4,044)	(0.07)
Deferred tax asset valuation allowance(3)/(4)	1,536	0.03	(410)	(0.01)	190	—
Non-GAAP adjusted net income	$16,451	$0.35	$18,950	$0.40	$14,702	$0.31

(1)The adjustment to the income tax expense (benefit) is determined by excluding the non-GAAP adjustments by jurisdiction.
(2)Pretax adjustments to diluted EPS calculated on 46.563 million, 47.624 million and 47.400 million diluted shares for the second quarter of 2025 and 2024,and the first quarter of 2025, respectively.
(3)The quarter-to-date amounts are derived from the current period year-to-date amount less the previous quarter year-to-date amount.
(4)The estimated impact to the deferred tax asset valuation allowance from interest expense limitations under Section 163(j) determined by including the non-GAAP adjustments by jurisdiction.

Distribution Solutions Group, Inc.
Table 4 - Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Adjusted Operating Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 30,		March 31,
	2025	2024	2025
Operating income (loss)	$26,826	$14,158	$20,097

Gross profit adjustments:
Inventory step-up(1)	—	634	—
Total gross profit adjustments	—	634	—

Selling, general and administrative expenses adjustments:
Acquisition related costs(2)	(208)	3,598	108
Amortization of intangible assets	11,650	12,206	11,585
Stock-based compensation(3)	1,250	(307)	974
Severance and acquisition related retention expenses(4)	355	8,313	1,628
Other non-recurring(5)	—	250	—
Total selling, general and administrative adjustments	13,047	24,060	14,295

Total adjustments	13,047	24,694	14,295
Non-GAAP adjusted operating income	$39,873	$38,852	$34,392

(1)Inventory fair value step-up adjustment for acquisition accounting related to acquisitions completed.
(2)Transaction and integration costs related to acquisitions.
(3)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price.
(4)Includes severance expense for actions taken not related to a formal restructuring plan and acquisition related retention expenses.
(5)Other non-recurring costs consist of certain non-recurring strategic projects and other non-recurring items.

Distribution Solutions Group, Inc.
Table 5 - Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Adjusted EBITDA
Q2 2025 and Q2 2024
(Dollars in thousands)
(Unaudited)

	Lawson Products		Gexpro Services		TestEquity		Canada Branch Division		All Other		Eliminations		Consolidated DSG
Quarter Ended	Q2 2025	Q2 2024	Q2 2025	Q2 2024	Q2 2025	Q2 2024	Q2 2025	Q2 2024	Q2 2025	Q2 2024	Q2 2025	Q2 2024	Q2 2025	Q2 2024
Revenue from external customers	$124,287	$121,089	$127,474	$106,530	$194,830	$197,446	$55,846	$14,471	$—	$—	$—	$—	$502,437	$439,536
Intersegment revenue	26	29	333	604	216	35	6	—	—	—	(581)	(668)	—	—
Revenue	$124,313	$121,118	$127,807	$107,134	$195,046	$197,481	$55,852	$14,471	$—	$—	$(581)	$(668)	$502,437	$439,536

Operating income (loss)	$7,975	$6,129	$13,902	$8,091	$4,813	$703	$1,751	$1,463	$(1,615)	$(2,228)			$26,826	$14,158

Depreciation and amortization	6,808	6,390	3,532	3,825	8,280	7,795	1,718	525	—	—			20,338	18,535
Adjustments:
Acquisition related costs(1)	12	2,400	(397)	382	29	282	148	—	—	534			(208)	3,598
Stock-based compensation(2)	775	(633)	18	—	168	160	—	—	289	166			1,250	(307)
Severance and acquisition related retention expenses(3)	139	1,583	27	192	187	6,508	3	30	(1)	—			355	8,313
Inventory step-up(4)	—	634	—	—	—	—	—	—	—	—			—	634
Other non-recurring(5)	—	—	—	250	—	—	—	—	—	—			—	250

Non-GAAP adjusted EBITDA	$15,709	$16,503	$17,082	$12,740	$13,477	$15,448	$3,620	$2,018	$(1,327)	$(1,528)			$48,561	$45,181

Operating income (loss) as a percent of revenue	6.4%	5.1%	10.9%	7.6%	2.5%	0.4%	3.1%	10.1%	N/M	N/M			5.3%	3.2%
Adjusted EBITDA as a percent of revenue	12.6%	13.6%	13.4%	11.9%	6.9%	7.8%	6.5%	13.9%	N/M	N/M			9.7%	10.3%

(1)Transaction and integration costs related to acquisitions.
(2)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price.
(3)Includes severance expense from actions taken not related to a formal restructuring plan and acquisition related retention expenses.
(4)Inventory fair value step-up adjustment for acquisition accounting related to acquisitions completed.
(5)Other non-recurring costs consist of certain non-recurring strategic projects and other non-recurring items.
N/M - Not meaningful

Contact

Company:
Distribution Solutions Group, Inc.
Ronald J. Knutson
Executive Vice President, Chief Financial Officer and Treasurer
1-888-611-9888

Investor Relations:
Three Part Advisors, LLC
Steven Hooser / Sandy Martin
214-872-2710 / 214-616-2207